Exhibit 99.1

News From

Buena, NJ 08310

Release Date: April 1, 2009

Contact:

Rajiv Mathur

President & Chief Executive Officer

IGI Laboratories, Inc.

856-697-1441 ext. 102

www.askigi.com

IGI LABORATORIES, INC. ANNOUNCES 2008 YEAR END RESULTS

BUENA, NJ April 1, 2009 – IGI LABORATORIES, INC. (NYSE AMEX: IG) a premier provider of topical formulation development , analytical, manufacturing and packaging services announces 2008 year end results and 2009 ongoing business plans.

IGI’s business success in 2008 includes:

•

Product sales growth of 16% over 2007.

•

Developed and manufactured the first commercial quantities of two Novasome® based prescription pharmaceutical products for our customer.

•

Manufactured commercial quantities of a pharmaceutical topical product after successfully receiving 510K approval from the Food and Drug Administration for our customer.

•

Developed a line of Over-The-Counter (OTC) generic liquid oral and nasal spray products for sale through chain drug stores.

•

Initiated and, in 2009, completed a $6 million financing.

IGI’s business objectives for 2009:

•

Continue clinical development of three topical branded products.

•

Initiate product development of generic pharmaceutical products for commercial launch in 2011.

•

Expand our contract manufacturing customer base.

•

Seek synergistic business partners to grow our pharmaceutical business.

•

Grow our presence in private label mass market business.

•

Continue with infrastructure improvements to strengthen our position as a high quality turn-key service provider to our customers.

“Despite the difficult economic environment, we have successfully executed our plan to enter the pharmaceutical market and our optimism for future growth remains high.” Rajiv Mathur, President and CEO, stated.

Exhibit 99.1

Fourth Quarter and Fiscal 2008 Financial Results

Fourth Quarter

The Company reported net loss of $(626,000) or $(.02) per share, for the quarter ended December 31, 2008, compared to net income of $355,000, or $.02 per share, for the comparable period in 2007.

SELECTED QUARTERLY FINANCIAL DATA (FOURTH QUARTER)

(in thousands, except per share data)

Total Revenues	$ 914
Gross Margin	$ 39
Net Loss	$ (626)
Net Loss Per Basic and Diluted Common Share	$(0.04)

Fiscal 2008

For fiscal year 2008, the Company had a net loss attributable to common stockholders of $(1,852,000) and a loss per share attributable to common stockholders of $(0.12) per share, compared to a net loss of $(412,000), or $(0.03) per share in 2007.

Total revenues decreased by 11% in 2008 or $512,000 compared to 2007. The revenues from product sales increased by 16% for 2008 compared to 2007. The increase in product sales can be attributed to the addition of three new customers whose products were successfully launched late in 2007. Licensing and royalty income decreased by $421,000 in 2008 over 2007 to $420,000 due to the decrease in sales of Novasome® based products marketed by J&J Consumer and Estee Lauder.

Cost of sales increased by 15% for 2008 compared to 2007 primarily from increased product sales. Cost of sales as a percentage of revenues can vary depending on the product mix. The increase in our cost of sales was primarily due to our underutilized manufacturing capacity which led to higher cost of sales due to the unabsorbed overhead expenses.

Selling, general and administrative expenses increased by $347,000, or 14%, from $2,430,000 in 2007 to $2,777,000 in 2008. The increase in selling, general and administrative expenses in 2008 compared to 2007 related to an increase in stock-based compensation expense of $270,000 in accordance with SFAS 123(R) and an increase in bad debt expense of $55,000. These expenses were 68% of total revenues for 2008 compared to 53% in 2007.

Interest expense decreased in 2008 as a result of a decrease in the Company’s average short-term notes payable principal balance and a reduction in the Company’s average interest rate on its short-term notes payable in 2008.

The tax benefit of $196,000 in 2008 and $453,000 in 2007 was the result of a sale of a portion of the Company’s state tax operating loss carry forwards to a third party.

IGI is a company committed to growth by applying proprietary technologies to achieve cost-effective solutions for varied customer needs. IGI offers the patented Novasome® micro-vesicular delivery technology which contributes value-added qualities to cosmetics, skin care products, dermatological formulations and other consumer products, providing improved dermal absorption, controlled and sustained release as well as improved stability and greater ease of formulation.

Exhibit 99.1

This report contains forward-looking statements relating to IGI's hopes and expectations for the future. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "will," "possible," "one time," "provides an opportunity," "continue" and similar expressions are intended to identify forward-looking statements. Such statements involve a number of risks and uncertainties and actual future events and results could differ materially from those indicated by such forward-looking statements due to general economic conditions, and the risk factors detailed in IGI's periodic reports and registration statements filed with the Securities and Exchange Commission.

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share information)

	December 31, 2008	December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$ 171	$ 914
Accounts receivable, less allowance for doubtful accounts
of $75 and $48 in 2008 and 2007, respectively	481	666
Licensing and royalty income receivable	74	356
Inventories	562	376
Prepaid expenses and other current assets	82	93
Total current assets	1,370	2,405
Property, plant and equipment, net	2,280	2,410
Restricted cash – long term	50	50
License fee, net	700	800
Other	20	-
Total assets	$ 4,420	$ 5,665

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable – related party	$ 500	$ 500
Accounts payable	559	282
Accrued expenses	312	419
Deferred income, current	56	219
Total current liabilities	1,427	1,420
Deferred income, long term	40	45
Other long term liabilities	-	60
Total liabilities	1,467	1,525

Commitments and contingencies

Stockholders’ equity:
Series A Convertible Preferred stock, $.01 par value, 100
shares authorized; 50 shares issued as of December 31, 2008
and 2007, respectively; liquidation preference- $500,000	500	500
Common stock, $.01 par value, 50,000,000 shares authorized;
16,873,218 and 16,795,202 shares issued as of December 31,
2008 and 2007, respectively	168	168
Additional paid-in capital	28,076	27,411
Accumulated deficit	(24,396)	(22,544)
Less treasury stock, 1,965,740 shares at cost	(1,395)	(1,395)
Total stockholders’ equity	2,953	4,140
Total liabilities and stockholders' equity	$ 4,420	$ 5,665

Exhibit 99.1

IGI LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

for the years ended December 31, 2008 and 2007

(in thousands, except shares and per share information)

	2008	2007
Revenues:
Product sales, net	$ 3,376	$ 2,904
Licensing and royalty income	420	841
Research and development income	273	836
Total revenues	4,069	4,581

Costs and Expenses:
Cost of sales	2,851	2,476
Selling, general and administrative expenses	2,777	2,430
Product development and research expenses	502	481
Operating (loss)	(2,061)	(806)
Interest (expense), net	(15)	(48)
Other income, net	28	64
Loss before benefit from income taxes	(2,048)	(790)
Benefit from income taxes	196	453

Loss from continuing operations	(1,852)	(337)
Discontinued operations:
Gain from discontinued operations	-	5

Net loss	(1,852)	(332)

Dividend accreted to preferred stock for beneficial conversion feature	-	80

Net Loss Attributable to Common Stockholders	$ (1,852)	$ (412)

Basic and Diluted (Loss) per Common Share
Continuing operations	$ (.12)	$ (.03)
Discontinued operations	(.00)	(.00)
	$ (.12)	$ (.03)

Weighted average shares of common stock outstanding
Basic and diluted	14,881,399	14,308,583